THE AGREEMENT
ON
DEVELOPING THE PIPELINE GAS PROJECT IN XINTANG COUNTRY

Contract SN:
Signatory Location:

Party A: Planning Department of Xingtang Country
Party B: Beijing Zhong Ran Wei Ye Gas Co., Ltd.

WHEREAS, (i) to accelerate developing public utilities and improve the living conditions of citizens, (ii) based on the natural gas safety rules of Xingtang and other relevant applicable laws and regulations, and (ii) after field study and friendly consultations, the Parties hereby agree as follows (the “Agreement”).

1.	The Project

1.1	Name of the Project: The Project of Supplying Natural Gas in Xingtang Country

1.2
Purpose of the Project: constructing a gas station, main pipelines, an urban pipeline network, and inner pipeline networks for some public building owners, industrial customers and 6,000 households in Xingtang (To achieve the purpose of the Project as soon as possible, the first stage of the Project to supply for 1,000 households shall be conducted with CNG.)

1.3	Investment of the Project: total investment of RMB 50 million for the Project with around RMB 10 million for the first stage.

1.4
Cycle of the Project: The first stage of the Project will be completed with a normal gas supply capacity at the end of June in 2006. The subsequent stages will be implemented in accordance with the urban planning of the local government, and the purpose of the Project shall be achieved in three years.

1.5	Gas price and Installation Fee

1.5.1	For residential customers, the initial installation fee (including IC gas appliance and natural gas stove) for a household shall be RMB 2,200/unit.

1.5.2	For other customers (including plants, restaurants, hotels, governments, armies, hospitals, schools etc), the initial installation fee shall be RMB 500/day.

1.5.3	The gas price shall be RMB 2.4 per cubic meter. (Interim)

1.5.4	The gas price shall not be changed unless the PRC Government formulates policies to adjust the gas price.

2.	Obligations of the Parties

2.1	Obligations of Party A

2.1.1	to grant Party B the exclusive right to invest, construct and operate the Project;

2.1.2	to make the land to construct the natural gas station be available at a favourable price due to its advantage of monopolizing primary land market;

2.1.3	to provide the accurate and feasible municipal planning to design a more reasonable pipeline network;

2.1.4
to organize a group made up of people from different departments (the Group) to assist Party B in obtaining approved documents related to the Project and authorization for temporary land occupation during the construction; to propose preferable policies about reducing compensation for land and other administration fees;

2.1.5	to publish advisory documents on employers’ subsidizing initial residential installation fee for their staff;

2.1.6	all the gas connection projects to be constructed or under construction shall be started after acquiring permission of the Group and signing of the gas supply contracts between customers and Party B.

2.1.7	to make a plan of replacing coal and other harmful energy resources by gas.

2.2	Obligations of Party B

2.2.1	contriving the scheme of the Project and implementing in stages in accordance with the urban planning of Xingtang Country;

2.2.2	raising funds for the Project; project design and construction;

2.2.3	implementing the fee-related provisions in this Agreement; not changing the price without authorization;

2.2.4	ensuring the continuous and safe gas supply during the operation except in the case of force majeure, examination and repair;

2.2.5	operating and managing in accordance with the PRC laws, regulations and relevant rules; allowing supervision and inspection of the Group.

3.	Miscellaneous Provisions

3.1	The Parties may negotiate and execute documents to supplement this Agreement. Such supplemental agreements shall have the same force and effect as this Agreement.

3.2	There are four originals of this agreement. Each party holds two originals.

3.3	This Agreement and any of its supplemental agreements shall not be binding upon any Party unless signed and sealed by the Parties.

Party A (Seal): Sealed	Party B (Seal): Sealed

Representative (Signature): Signed	Representative (Signature): Signed

Date: August 27, 2003	Date: August 27, 2003